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                                                                   Exhibit 10.13


NATIONSBANK, N.A.




                       AMENDED AND RESTATED LOAN AGREEMENT

This Loan Agreement (the "Agreement") dated as of April 30, 1999, by and between NationsBank, N.A. (the "Bank") and the Borrower described below:

                                    RECITALS
A. The Borrower and the Bank entered into a Loan Agreement (the Original Agreement) dated April 30, 1995.

B. The Borrower and the Bank entered into a First Amendment to Loan Agreement ("First Amendment") dated April 30, 1996 to extend the maturity,, and modify certain covenants.

C. The Borrower and the Bank entered into a Second Amendment to Loan Agreement ("First Amendment") dated April 30, 1997 to extend the maturity, and modify, certain covenants.

D. The Borrower and the Bank now wish to further amend the Original Agreement to modify certain covenants, increase the amount of the credit facility and for certain other matters, as set forth in this Agreement.

      In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally, bound hereby, Bank and Borrower agree as follows:

      1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

             A.   BORROWER.  Performance Engineering Corporation

             B.   BORROWER'S ADDRESS: 3949 Pender Drive
                                      Suite 300 Fairfax,
                                      Virginia 22030

             C. HAZARDOUS MATERIALS. Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations. and petroleum, petroleum products, oil and asbestos.

             D. LOAN(S). Loan(s) means collectively any and all loans heretofore or hereafter made by Bank to the Borrower.

             E. LOAN DOCUMENTS. Loan Documents means this Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.


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             F. NET INCOME. Net profit after tax excluding all gains on the sale of assets, and any other extraordinary gains.

             G. TANGIBLE NET WORTH. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP, less accounts receivable from affiliates, any surplus resulting from any write up of assets; goodwill, patents, trademarks, services marks. trade names and copyrights; other intangible assets, leasehold improvements; investments in non-marketable securities or affiliated companies, capitalized development costs; and capitalized expenses.

             H. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein hall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

      2. LOANS.

         A. LOAN. Bank hereby agrees to make (or has made) a loan or loans to Borrower in the aggregate principal amount of $2,700,000.00. The obligation to repay the loan is evidenced by a promissory note or notes dated April 30, 1999 (the promissory, note or notes together with any other promissory notes heretofore or hereafter executed by Borrower in favor of Bank and any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

         B. REVOLVING CREDIT FEATURE. The Loan provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds.

         C. LETTER OF CREDIT SUBFEATURE. As a subfeature under the Line, the Bank may from time to time up to and including April 30, 2001. issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $1,400,000.00. Each Letter of Credit shall be issued for a term not to exceed 365 days, provided that no Letter of Credit shall have an expiration date subsequent to April 30, 2001, unless the Letter of Credit is secured by Borrower's cash. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid 'In accordance with the terms of the Line; provided however that if the Line is not available for any reason whatsoever, at the time any draft is paid by the Bank, or if advances are not available under the Line in any such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft. For each Letter of Credit issued on behalf of the Borrower under this subfeature, the Borrower shall pay a fee of 1.5% of the face amount of the Letter of Credit per annum, with a minimum fee of $300.00. Letters of Credit shall automatically renew for a period of one year upon maturity unless otherwise specified in advance, with a renewal fee of 1.0% payable upon renewal, unless the Borrower gives notice 60 days prior to maturity, of their intent to let the Letter of Credit expire, or if the maturity of the Loan is less than one year hence.

         D. ADVANCES. Whenever the Borrower desires that the Bank make an advance under the Line, the Borrower shall provide a notice to the Bank setting forth (a) the date, which shall be a Business Day, on which such advance shall be made and (b) the total principal amount of the advance (the "Standard Notice"). If Standard Notice is provided, no later than 10:00 a.m., Eastern Standard Time, on the date specified in such Standard Notice, the Bank will make available the requested funds by depositing such proceeds in the Borrower's account No. 7922-5641 maintained at the Bank's office. All advances must be in minimum amounts of $25,000.00.


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         E. INTEREST RATE. The interest rate will float at the option of the
Borrower at the Bank's Prime lending rate, varying as that rate varies from time to time or the London Inter-Bank Offered Rate plus 250 basis points. Interest shall be charged and calculated on a 360 day year factor applied to actual days, and shall be payable monthly. The "PRIME" rate is a reference used by the Bank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any customer.

         F. COMMITMENT FEE. Borrower wi11 pay hereafter on July, 31, 1999 and continuing on the last day of each successive quarter for the periods from and including the date the Line was established to and including the maturity date of the Line, a $5,000.00 fee per annum, payable in quarterly payments of $1,250.00 per quarter.

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

         A. GOOD STANDING. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Virginia and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

         B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority, to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

         C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legallv binding obligations of Borrower, enforceable in accordance with their terms.

         D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

         E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization. power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents. F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of Liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

         G. TAXES. All taxes and assessments due and payable by Borrower have been p 'd or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns -which it is required to file.

         H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, 1998. To the best of Borrower's knowledge, all factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.


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         I. PLACE OF BUSINESS. Borrower's chief executive office is located at

                           3949 Pender Drive
                           Suite 300
                           Fairfax.  VA 22030

         J. ENVIRONMENTAL MATTERS. ENVIRONMENTAL LAW COMPLIANCE. The conduct of Borrower's business operations do not and not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within FIVE (5) days of the request therefore.

         K. YEAR 2000 COMPLIANCE. The Borrower has (1) initiated a review and assessment of all area within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its' subsidiaries (or its suppliers and vendors) may be unable to recognize or perform properlv date-sensitive functions involving certain dates prior to and any date after December 3 1,
1999), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance ,with that timetable. The Borrower reasonably believes that all computer applications (including those of suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date sensitive functions for all dates before and after January
1. 2000, except to the extent that a failure to do so could not reasonably be expected to have material adverse effect.

         L. CONTINUATION. OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan.

      4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

         A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:


         (i) Maintain a ratio of Total Liabilities to Tangible Net Worth of not more than 2.00 to 1.0. for each fiscal quarter beginning June 30, 1999 and each quarter thereafter.

         (ii) Maintain a ratio of Earnings before Interest Expense and Taxes divided by Interest Expense of not less than 2.5 to 1.0 calculated for the twelve month period ending December 31, 1998 and thereafter, measured annually.


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         B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period 'Involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location .is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

      (i). Furnish to Bank AUDITED financial statements of Borrower for each fiscal year of Borrower, within 90 days after the close of each such fiscal year.

      (ii). Furnish to Bank SELF PREPARED financial statements attested by an officer of the Borrower (including a balance sheet and profit and loss statement) for each quarter end of each fiscal year of Borrower, within 45 days after the close of each such period.

      (iii). Furnish to Bank a compliance certificate, "Exhibit A", for (and executed by an authorized representative of) Borrower, concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs (i) and (ii) above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

      (iv). Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower as Bank may reasonably, request, from time to time, including but not limited to:

      A current status report in a form satisfactory to the Bank, including listing of new contracts or installations added during the period, including the name of the contracting officer at the agency, each certified by an officer of the Borrower within 45 days of each fiscal quarter end.

      An aging of all accounts receivable, submitted quarterly within 45 days of each fiscal quarter end,

         C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance.

         D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

         E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (1) any condition, event or act which comes to Its attention that would or might materially adversely affect Borrower's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents, (ii) any litigation in which the claim against the Borrower assets and property exceed $1,000,000.00. filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $1,000,000.

         F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.


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         G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary, replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits,franchises, certificates and the like necessary for the operation of its business.

         H. NOTIFICATION OF ENVIRONMENTAL CLAIMS. Borrower shall immediately advise Bank in writing of any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations, and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or Injury resulting from any Hazardous Materials. Borrower shall immediatelv notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations.

         5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents. Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

         A. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or from or acquire any subsidiary.

         B. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or purchase money obligations, in excess of $500,000.00, for capital expenditures or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise,

         C. ADVANCES. Make any advances, except in the ordinary course of business, to any individual, partnership, corporation or other entity.

         D. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, in excess of $500,000.00, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

         E. PURCHASE OF CAPITAL STOCK. Purchase, redeem or retire any of its capital stock in excess of $500.000 in the aggregate per annum, or make any other distribution of property in respect of the Borrower's stock.

         F. LOANS. Make any loan to any person, firm or corporation or to their employees, officers, directors. or stockholders in excess of $25O,000.00 in the aggregate.

         G. GUARANTEES AND ENDORSEMENTS. Assume, guarantee, endorse, lease, or otherwise become liable on the obligations of any person. firm, or corporation: except by endorsement, for the purpose of discount or collection. of notes or other instruments received by the Borrower from customers in the ordinary course of its business.

         H. PLEDGES. Pledge, mortgage, encumber, lease, or sell any of its assets except in the ordinary course of business and for permitted fixed assets purchases and leases not to exceed $500,000.00.

         I. MERGER AND CONSOLIDATIONS. Be party to any acquisition, merger or consolidation, or sell or transfer all, or substantially all, their property, to any person, firm or corporation.

         J. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

         K. 0WNERSHIP. David Karlgaard, Paul Rice and Alan Harbitter shall not decrease their ownership percentage below 51 % of issued shares and voting control in the Company in the aggregate and shall not pledge, assets encumber or cause to be pledged any such ownership or voting control

         L. MANAGEMENT. Change the current management of the Borrower without prior consent from the Bank.


      6. SECURITY DOCUMENTATION. On or before the Closing Date the Bank shall have received:

         (a) duly executed and delivered copies of the guarantees, security agreement, note and all other required documents.

         (b) evidence satisfactory to the Bank of the completion of all recordings, registrations and filings as may be necessary or in the opinion of the Bank, desirable to perfect or preserve the security interests created by the security agreement, including without limitation, copies of proper financing statements on Form UCC-1 duly filed in all jurisdictions as may be necessary or. in the opinion of the Bank, desirable to perfect the security interests created by the security agreement.

      7. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loans or should it fall to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of Nations Bank Corporation.

      8. REMEDIES UPON DEFAULT. If an event of default shall occur Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

      9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

     BORROWER:
     Performance Engineering Corporation
     David Karlgaard, President
     3949 Pender Drive
     Suite 300
     Fairfax, VA 22030

     BANK:
     NationsBank, N.A.
     Commercial Department - Government Contracts & Technology Banking Group Elaine Eaton, Senior Vice President
     8300 Greensboro Dr. Suite 550
     McLean, VA 22102

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

     A. If sent by hand delivery, upon delivery,


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     B. If sent by mail, upon the earlier of the date of receipt or five (5)
days after deposit in the U.S. Mail, first class postage prepaid.

     10. COSTS, EXPENSES AND ATTORNEY'S FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) Bank's continued administration and collection thereof.

     11. CONDITIONS OF EACH ADVANCE/CONDITIONS ANTECEDENT. Each time the Borrower requests an advance under the Revolving Line of Credit, the Borrower will provide a Borrowing Base Certificate, containing a list of the book value of the Borrower's eligible accounts receivable, unless the last Borrowing Base Certificate submitted is less than 30 days old. Notwithstanding the maximum amount of the Loan, the total of advances outstanding under the Loan at any time shall not exceed an amount equal to the sum of 80% of the book value of Borrower's eligible accounts receivable.

     12. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

         A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise bv Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly ,waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

         B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Virginia and applicable United States federal law.

         C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior ,written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

         D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

         E. PARTIAL INVALIDITY. The unenforceability or invalidity, of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity, of such provision as it may apply to other persons or circumstances.

         F. INDEMNIFICATION. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims. demands, suits. losses, damages, assessments, fines, penalties, costs or other expenses including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, 1iability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes. but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

         G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

     13.ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT. (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY THE JUDICIAL ARBITRATION & MEDIATION SERVICES ("JAMS") OFFICE, WHO WILL APPOINT AN ARBITRATOR, IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTRATING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION ("AAA") WILL SERVE. ALL ARBITRATION WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL, ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT PERIOD FOR AN ADDITIONAL 60 DAYS.

         (B) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY APPLICABLE STATUTES OF LIMITATION OR REPOSE OR ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW- OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF. OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     14. NO ORAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER: PERFORMANCE ENGINEERING CORPORATION     BANK: NATIONSBANK, N.A.

By: /s/ STUART LLOYD  (Seal)                      By: /s/ ELAINE EATON
    ---------------                                   ----------------
    Stuart Lloyd                                  Elaine Eaton
    Chief Financial Officer                       Senior Vice President

    [Corporate Seal]

If the Borrower is a corporation, the signature should be attested by the Secretary or Assistant Secretary of the corporation and corporate seal affixed.

Attest: /s/ ALAN HARBITTER (Seal)
        ------------------
Name: Alan Harbitter
Title: Secretary

                                    Exhibit A

                             COMPLIANCE CERTIFICATE

      This Compliance Certificate is delivered pursuant to Section 4(B)(iii) of the Amended and Restated Loan Agreement dated as of April 30, 1999 (together with all amendments and modifications, if any, from time to time made thereto, the "Agreement"), between Performance Engineering Corporation (the "Borrower") and NationsBank, N.A. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Loan Agreement.

      The undersigned, being the duly elected, qualified and acting of the Borrower, on behalf of the Borrower and solely in hi, or her capacity as an officer of the Borrower, hereby certifies and warrants that:

      1.   He or she is the             of the Borrower and that,as such, he or
           she, is authorized to execute this certificate on behalf of th Borrower.

      2.        As of                       . 19     :

           (a) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates,

           (b) Borrower's ratio of Total Liabilities to Tangible Net Worth was to 1.0 as computed on Attachment 1 hereto,

           (c) Borrower's Earnings before Interest Expense and Taxes divided by Interest Expense ratio was to 1.0 as computed on Attachment 1 hereto; and

      3. The Borrower's loans to employees for the period ending was $ as computed on Attachment 1 hereto.

      4.       The Borrower's capital stock repurchases for the period ending
                     was $     as computed on Attachment 1 hereto.

      5.       The Borrower's Indebtedness incurred for fixed assets for the
               period ending      was $     as computed on Attachment 1 hereto.

      6.    The Borrower's Pledges on fixed assets for the period ending     was
         $     as computed on Attachment 1 hereto.


    IN WITNESS WHEREOF, the undersigned has executed and delivered this
    certificate,this day of       19.

                                         PERFORMANCE ENGINEERING CORPORATION

                                          By:

                                          Title:

                                  ATTACHMENT 1

Period ending

RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH

      1.        Total Liabilities:                $

      2.        Tangible Net Worth:               $

Ratio:Total liabilities to Tangible Net Worth (1/2)= to 1.0 required Ratio: 2.00 to 1.0

Measured quarterly

CASH FLOW COVERAGE RATIO
1. Aggregate of earnings before interest expense and taxes      $       .  2.
Interest Expense:                               $
Ratio 1/2            to 1.0            Required Ratio: 2.5 to 1.0

Measured annually at year-end
LOANS
    1. Maximum aggregate loans shall not to exceed $250,000.00.
       MAXIMUM YEAR TO DATE

ADDITIONAL INDEBTEDNESS
    1. Maximum aggregate debt for fixed assets shall not to exceed $500,000.00.
       MAXIMUM YEAR TO DATE                     $

PLEDGE OF ASSETS
    1 .Maximum aggregate pledge against fixed assets not to exceed $500,000.00.
       MAXIMUM YEAR TO DATE                     $

CAPITAL STOCK REPURCHASE
    1 .Maximum aggregate annual stock repurchase not to exceed $500,000
       MAXIMUM YEAR TO DATE                      $